AMENDING AGREEMENT

                                     THIS AMENDING AGREEMENT made this 31st day of May, 2006.

                                     BETWEEN:

EMPIRICAL VENTURES LTD.

(hereinafter called the "Purchaser"),

and -

3493734 MANITOBA LTD.

(herein after called the 'Vendor")

WHEREAS the Vendor and Purchaser have entered into a Technology Purchase Agreement on May 19, 2004, which agreement was amended on November 17, 2006, and a copy of which Amended Agreement Is attached hereto as part of this agreement;

AND WHEREAS the Purchaser requires additional time to complete the purchase pursuant to the Technology Purchase Agreement.

NOW THEREFORE this Agreement witnesseth that in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto have agreed and do hereby agree as follows.

1.   Paragraph 3.01 shall be amended to provide for a new paragraph to be entitled 3.01.01) which provides that the Vendor agrees to pay the sum of $250.00 USD for additional expenses associated with this amending agreement.

2.   Clause 3.01 (a) is amended to provide that the $10,000.00 USD nonrefundable payment shall be payable the earlier of 10 days prior to closing or July 31, 2006.

3.  Clause 5.01 shall be amended to provide that the closing date of the Transaction shall be

September I5, 2006.

4.  The Parties agree that the termination clause provided in 10 (b) shall not apply to the failure of the Purchaser to meet the milestones with respect to the development project and payment of royalties up to this date, but that hereafter the clause shall apply to .any further default as to the time limits.

5.   In all other respects the term of the. Technology Purchase Agreement shall apply,

IN WITNESS WHEREOF THE PARTIES have hereto set there hands and seals, as duly witnessed by the hands of their properly authorized officers on their behalf on the day and year first above written.

Signed for and on behalf of

3493734 MANIT0BA LTD.

By its authorized signatory

/s/ Lawrence Bremner Cherrett

Lawrence Bremner Cherrett

SIGNED, SEALED AND DELIVERED

EMPIRICAL VENTURES LTD

In the presence of

Name                                                                           Per: /s/ Derek Ward

Address

Occupation                                                          Derek Ward, President